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                                                                     EX -- 99.10


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Contract Holders
ReliaStar Life Insurance Company of New York

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-61879 on Form N-4 of the ReliaStar Life Insurance Company of New York Variable Annuity Separate Account II under the Securities Act of 1933, and Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 1, 2000 related to the financial statements of ReliaStar Life Insurance Company of New York as of and for the years ended December 31, 1999 and 1998 appearing in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Experts" appearing in the Prospectus and under the heading "Experts" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
April 27, 2000